ACQUISITION AGREEMENT

This Agreement is effective as of July 3, 2014 by and among DNA Testing Centers, Corp., a Florida corporation ( "DNA Florida"), DNA Testing Centers of Canada, Ltd., a company formed under the laws of Ontario, Canada (“DNA Canada”), and the persons listed on the signature page hereto as DNA Testing Centers, Corp. (the “Shareholders”), who hold 100% of DNA Canada’s securities of all classes outstanding (the “DNA Canada Securities”).

WHEREAS, DNA Florida desires to acquire 100% of the securities of DNA Canada from the Shareholders solely in exchange for 19,999,998 shares of DNA Florida’s common stock $.0001 par value (the “Common Shares”), of the Corporation (the “Acquisition”);

WHEREAS, upon execution hereof, the Shareholders will sell the DNA Canada Securities to DNA Florida solely in exchange for the DNA Florida Common Shares;

WHEREAS, upon completion of the transactions contemplated by the Acquisition, DNA Canada shall become a wholly-owned subsidiary of DNA Florida.

NOW THEREFORE, in consideration of the mutual promises, covenants, representations and warranties contained herein, and other good and valuable consideration, each of the parties hereto agrees as follows:

1.  Upon execution hereof, DNA Florida shall acquire 100% of DNA Canada’s issued and outstanding Securities from the Shareholders solely in exchange for the DNA Florida Common Shares and DNA Canada shall become a wholly owned subsidiary of DNA Florida.

2. The transactions contemplated by this Agreement shall be effective as of July 3, 2014 (the “Closing”).

3. At the Closing, the following shall occur: (i) Each Holder shall deliver to DNA Florida, a Certificate representing 100% of his or her DNA Canada Securities as set forth with medallion guarantee attached in favor of the Corporation to make DNA Florida the sole holder thereof; and (ii) DNA Florida shall deliver to the Shareholders, certificates representing an aggregate of 19,999,998 of the Common Shares issued in the name of the Shareholders as set forth below.

Name	Class of Shares	Number of Shares of DNA Canada Held Before Acquisition	Percentage of Ownership DNA Canada Held Before Acquisition	Common Stock of the Corporation to be Received At Closing of Acquisition
7322747 Canada Inc.	Class A Class C	100 100	33.33 33.33	6,666,666
7322640 Canada Inc.	Class A Class B	100 100	33.33 33.33	6,666,666
7612176 Canada Inc.	Class A Class D	100 100	33.33 33.33	6,666,666
Total		100.0%		19,999,998

4. Upon execution thereof, DNA Canada will deliver all of its business and corporate records to DNA Florida, including but not limited to correspondence, files, bank statements, income tax returns, checkbooks, savings account books, minutes of managers’ meetings, financial statements, DNA Canada Securities ownership records, agreements and contracts.

5. Each Shareholder understands that DNA Florida Common Shares have not been registered under the Securities Act of 1933 (the "1933 Act"). Each Shareholder represents he is acquiring DNA Florida Common Shares for investment without a view towards distribution.

6. Each Shareholder represents that he or she is, and at Closing will be, the holder of DNA Canada Securities as set forth in 3 above paragraphs.

7. Each Shareholder represents that he or she has, and at Closing will have, valid title to DNA Canada Securities and acquired DNA Canada Securities in a lawful transaction and in accordance with the laws of Ontario. DNA Canada Securities will be, at closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind. None of DNA Canada Securities are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such shares and, except as provided in this Agreement, no Shareholder is a party to any agreement which offers or grants to any person the right to purchase or acquire any of DNA Canada Securities.

8. Each Shareholder represents that at Closing there will be no outstanding subscriptions, options, rights, warrants, convertible securities of DNA Canada, or agreements or commitments obligating DNA Canada to issue or to transfer from treasury any additional securities.

9.  Each Shareholder represents that DNA Canada is, and at Closing will be, a corporation duly organized, validly existing, and in good standing under the laws of Canada  and has all the necessary corporate powers to own properties and carry on a business, and is duly qualified to conduct its business and is in good standing in Ontario.

10. This Agreement is subject to the terms of all applicable federal, state, and municipal laws, regulations, and decisions, whether existing or enacted hereafter, including the regulations and actions of all governmental administrative agencies and commissions having jurisdiction.

11. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations and understandings which are deemed to have been merged herein.  No representations were made or relied upon by either party, other than those expressly set forth herein.

12.  The failure of any party to object to, or to take affirmative action with respect to, any conduct of any other party which is in violation of the terms of this Agreement shall not be construed as a waiver of such violation or breach, or of any future breach, violation, or wrongful conduct.  No delay or failure by any party to exercise any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver or exhaustion of that or any other right, unless otherwise expressly provided herein.

13. All notices or other communications to be sent as provided for by this Agreement shall be in writing and shall be sent by certified mail, return receipt requested, postage prepaid, to the persons and addresses set forth at the beginning of this Agreement, or such other persons and/or addresses as may hereafter be designated in writing by the parties.

14.  The provisions of this Agreement shall be binding upon and inure to the benefit of each of the parties and their respective successors and assigns.

IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Agreement the day and year first above written.

DNA Testing Centers of Canada, Ltd.

/s/Navjot Nanda

By: 7322747 CANADA INC. (33.33% Shareholder)

/s/Barjinder Sohal

By: 7612176 CANADA INC.(33.33% Shareholder)

/s/Nitan Arora_

By: 7322640 CANADA INC. (33.33% Shareholder)

__________________________________________

DNA Testing Centers of Canada, Ltd.

/s/ Navjot Nanda

 Navjot Nanda, Director

__________________________________________

DNA Testing Centers Corp

/s/ Barjinder Sohal

 Barjinder S. Sohal, Chief Executive Officer

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